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The Penn Insurance and Annuity
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Application for Individual                                                                                Variable and Fixed Annuity
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                     Name (First, Middle, Last) (Please Print)                    Social Security No./Tax ID
                     ________________________________________________             ________________________________________________
                     Address                                                      Daytime Telephone Number
  Contract           ________________________________________________             ________________________________________________
   Owner             City                       State       Zip Code              Employer Name
Information          ________________________________________________             ________________________________________________
                     Date of Birth                         Sex                    City                              State
                     ________________________________________________             ________________________________________________

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                     Name (First, Middle, Last) (Please Print)                    Social Security No./Tax ID
  Annuitant          ________________________________________________             ________________________________________________
(If different        Address
from Contract        ________________________________________________             Date of Birth                    Sex
    Owner)           City                      State        Zip Code              ________________________________________________
                     ________________________________________________

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                     Primary Beneficiary:                                         Contingent Beneficiary:
Beneficiary          ________________________________________________             ________________________________________________
Designation          Social Security No.                                          Social Security No.
                     ________________________________________________             ________________________________________________
                     Relationship to Contract Owner                               Relationship to Contract Owner
                     ________________________________________________             ________________________________________________

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                                             |                                  |    Market Type:
     Purchase        Purchase                |      Select Annuity Date:        |    (check one and indicate type, if applicable)
      Payment        Payment $_____________  |       | Mo.| Day  |   Yr.        |
                                             |       |    | 01   |              |    o  Non-Qualified
   ($5,000 min.      Make check payable to:  |                                  |    o  401(g)
     for Non-                                |     If no date is selected,      |    o  403(b) Transfer
    Qualified)       The Penn Insurance      |     the Annuity Date will be     |    o  IRA-408         For Tax Year ________
                     and Annuity Company     |     the later of the first       |        o  Rollover  o  Transfer  o  Custodial
                                             |     day of the month             |
                                             |     following the Annuitant's    |
                                             |     85th birthday or 10 years    |
                                             |     after the issue date.        |
                     ---------------------------------------------------------------------------------------------------------------
   ($2,000 min.      Is this Annuity intended to replace or change existing life insurance or annuities?
  for Qualified)     [ ]  Yes  [ ]  No   If yes, list insurance company and policy number in the Remarks Section.  If this is an exchange under IRC Section 1035, attach necessary 1035 Exchange Forms.
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                     Allocate payment to the Variable Investment Options and/or Fixed Interest Options using whole percentages.

                     Fidelity Investments              Neuberger & Berman                   American Century
      Purchase       _____ % VIP Equity Income         _____ % AMT Limited Maturity Bond    _____ % VP Capital Appreciation
       Payment       _____ % VIP Growth                _____ % AMT Balanced                 Morgan Stanley
     Allocation      _____ % VIP II Asset Manager      _____ % AMT Partners                 _____ % Emerging Markets Equity (Int'l)
                     _____ % VIP II Index 500          OpCap Advisors                       The Penn Insurance
       (Total        Independence Capital (ICMI)       _____ % Value Equity                 and Annuity Company
     Allocations     _____ % Money Market              _____ % Small Capitalization         Fixed Interest Options
     must equal      _____ % Quality Bond              T. Rowe Price                        _____ % 1 Year Fixed Interest
        100%)        _____ % Growth Equity             _____ % High Yield Bond              _____ % 3 Year Fixed Interest
                     ICMI / Robertson Stephens         _____ % Flexibly Managed             _____ % 5 Year Fixed Interest
                     _____ % Emerging Growth                                                              ($5,000 minimum)
                     Vontobel USA                                                           _____ % 7 Year Fixed Interest
                     _____ % International Equity                                                         ($5,000 minimum)

                     VALUES AND PAYMENTS UNDER THIS CONTRACT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE
                     VARIABLE.  THEY MAY DECREASE OR INCREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.
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                     [ ] Yes [ ] No If answered Yes, the Contract Owner authorizes and directs PIA to accept telephone
    Request for      instructions to transfer contract values among the variable subaccounts and fixed interest options and/or
      Telephone      change the allocation of future purchase payments. This authorization is subject to the terms and conditions
      Transfer       in the contract. PIA will not be held liable for any loss, liability, cost, or expense for acting in good
     Privileges      faith on the telephone instructions. This authorization shall continue in force until and unless the earlier of (a) written revocation is received by PIA or (b) PIA discontinues this privilege.
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Remarks:                                                               | Home Office
                                                                       | Use Only
                                                                       |
                                                                       |
                                                                       |
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                                                                                                   Version 5/97        Page 1 of 2

PI1355
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Dollar Cost Averaging ($10,000 Contract Minimum)
Sufficient funds must be allocated to the source account indicated below.
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Transfer $______ Monthly (minimum $100) over a ______ Month period (12 months minimum, 60 months maximum).
Transfer from the following source account (check one only):     o Money Market                o Quality Bond
                                                                 o AMT Limited Maturity Bond   o One Year Fixed Interest Option
Into the following account(s) based on the dollar amounts indicated below ($50 per account minimum):

$_____VIP Equity Income        $_____Quality Bond                 $_____Quality Bond                $_____Flexibly managed
$_____VIP Growth               $_____Growth Equity                $_____Growth Equity               $_____VP Capital Appreciation
$_____VIP II Asset Manager     $_____Emerging Growth              $_____Emerging Growth             $_____Emerging Markets
$_____VIP II Index 500         $_____International Equity         $_____International Equity                   Equity (Int'l)
$_____Money Market             $_____AMT Limited Maturity Bond    $_____AMT Limited Maturity Bond

The first monthly transfer will take place on the15th of the month following the date of the issue and each month there after for the period indicated above.  The Dollar Cost Averaging Program will terminate on the earlier of the end of the period indicated above, or after exhausting all amounts from the source account indicated above.
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Acknowledgement:
By signing below, the Contract Owner understands that:
a) The contract value and annuity payments, when based on investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar amount;
b) This annuity is a long term commitment to meet insurance needs and financial goals; and I acknowledge receipt of the most recent prospectus; and
c) The annuity applied for is suitable for my investment objectives and my financial situation and needs.
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Signatures:
Signed at:_______________________   _________________________________  _________________________________
                City                State                              Date Signed
_______________________________     ______________________________________________
Signature of Contract Owner         Signature of Annuitant (if different from Contract Owner)
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Notice:
I hereby represent that my answers to the above sections are correct and true to the best of my knowledge and belief and I agree that this application shall be part of any annuity contract issued by the Company.  Under penalty of perjury, I certify that (1) I am exempt from backup withholding, (2) I have indicated my correct taxpayer identification number, (3) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as result of failure to report all interest or dividends, of the IRS has notified me that I am no longer subject to backup withholding, and (4) I have received the W-9 Backup Withholding Instructions Form.

o Check this box if you are subject to backup withholding under the provisions of Section 3406 (a) (1) (c) of the
  Internal Revenue Code.
                                                                                          Contract No.         Date of Issue

Does the proposed Contract Owner already own a PIA Annuity contract?  [  ] No  [  ] Yes   _______________     _______________

______________________________________________________________________                    _______________________________
Signature of Contract Owner                                                               Date signed
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Registered Representative:
Do you have any reason to believe the contract applied for is to replace existing insurance or annuities  Yes No
__________________________________________________    ___________________________________________________    ______________________
Signature of Registered Representative                Printed Name of registered Representative              State License Number
(resident agent if required by law)
__________________________________________________    _____________________________________________________________________________
Telephone No.                                         Office Code (3 digit)                   Representative code (5 digit)

__________________________________________________    ____________________________________________________________________________
Office/firm Name                                      Broker/Dealer Name

 Commission Information                     Office                            5-digit
     Representation                      Code Number                    Representative Code                 Percent (%)
_________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________
Send Application, Check & Other Required Forms to:

                                      The Penn Insurance & Annuity Company
                                      600 Dresher Road - C2L
                                      Horsham, PA 19044


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